                                                                  EXHIBIT 10.35

                              DATED 27th July 1993

                             VESTEY ESTATES LIMITED

                                    - and -

                         MOLECULAR SIMULATIONS LIMITED

                                      with

                           MOLECULAR SIMULATIONS INC

                                       as

                                     Surety


                     -------------------------------------


                                   UNDERLEASE

                                     - of -

                           Suite 240/250 The Quorum,

                           Barnwell Drive, Cambridge


                     --------------------------------------

R.A. Roberts
26 Hosier Lane
London
EC1A 9HR

JPS/JR/V5/352/1473G
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THIS UNDERLEASE made the 27th day of July One thousand nine hundred and ninety three BETWEEN VESTEY ESTATES LIMITED whose registered office is at 24/30 West Smithfield, London, EC1 (hereinafter called "the Landlord") of the first part MOLECULAR SIMULATIONS LIMITED whose registered office is situate at St. John's Innovation Centre Cowley Road Cambridge CB4 4WS (hereinafter called "the Tenant") of the second part and MOLECULAR SIMULATIONS INC of 16 New England Executive Park Burlington Massachusetts USA
(hereinafter called "the Surety") of the third part
WITNESSETH as follows:-
Interpretation

1.1 In this Deed unless there is something in the subject or context inconsistent therewith the following expressions shall have the meanings hereby assigned to them namely:

         1.1.1 "the Landlord" shall include its successors in title and the reversioners for the time being immediately expectant on the determination of the term hereby granted

         1.1.2    "the Tenant" shall include its successors in title

         1.1.3 "these presents" shall mean this Deed and the Schedules hereto any licence granted pursuant hereto any Deed of Variation of the provisions hereof and any instrument made supplemental hereto and any agreement pursuant to which this Lease is granted

         1.1.4 "the term" shall mean the term hereby granted and shall include where appropriate any extension thereof whether by agreement of the parties or by or pursuant to any statute for the time being in force

         1.1.5 "the insured risks" shall mean fire lightning explosion aircraft and other aerial devices or articles dropped therefrom earthquake riot civil commotion and malicious damage storm or temptest bursting or overflowing of water


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                  tanks apparatus pipes flood impact by road vehicles subsidence land slips and heave and such other insurable risks (including if the Landlord or any Superior Landlords so require property owners and third party liability insurance) as the Landlord or any Superior Landlords may from time to time deem it reasonably desirable or expedient to insure against subject to such exclusions and limitations as may be imposed by or agreed with the Insurers

         1.1.6 "the Planning Acts" shall mean the Town and Country Planning Acts 1971 to 1990 and all other legislation for the time being relating to Town and Country Planning or to development control and any regulations rules orders instruments plans permissions or directions made under any of the foregoing

         1.1.7 "working day" shall mean a day on which clearing banks in the City of London are (or would be but for a strike lock-out or other stoppage affecting particular bank or banks generally) open during banking hours but for the avoidance of doubt not Saturdays

         1.1.8 "the Landlord's Surveyor" shall mean any professional firm or professionally qualified person from time to time appointed by or acting for the Landlord (including any professionally qualified employee of the Landlord) to perform the functions of a surveyor for any purpose under these presents

         1.1.9    "the demised premises" shall mean the premises described in
                  Part II of the First Schedule and any alterations or additions to the said premises together with all fixtures and fittings in the nature of landlord's fixtures and fittings and electrical and other service installations

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                  which are now or at any time hereafter may be affixed to or upon the said premises

         1.1.10 "the Building" shall mean the building described in Part I of the First Schedule

         1.1.11 "the Estate" shall mean the Estate at Barnwell Drive. Cambridge shown for identification purposes on plan 1 annexed and thereon edged in green

         1.1.12 "the Headlease" shall mean the lease under which the Landlord holds its leasehold interest in the demised premises

         1.1.13 "considering the viability of development" shall mean the Landlord carrying out any of the following activities:

                  1.1.13.1 the survey inspection and measurement of all parts of the Building

                  1.1.13.2 the examination and testing of all parts of the structure (including foundations all walls floors raised floors suspended ceilings ceilings and soffits columns and the roof) of the Building

                  1.1.13.3 the investigation of the soil and ground upon which the Building stands together with the investigation of the foundations of the Building

                  1.1.13.4 the investigation of the flow of light and air to all windows of the demised premises and the flow of light and air to nearby buildings as may be affected by the Building

         1.1.14 "the Sublet Unit" shall mean a single part of the demised premises which does not exceed fifty percent (50%) of the area of the whole of the demised premises

1.2 In this Deed unless there is something in the subject or context inconsistent therewith:

         1.2.1    where two or more persons are respectively included in the


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                  expressions "the Landlord" or "the Tenant" or "the Surety"
                  the covenants expressed to be made by the Landlord on the Tenant or the Surety respectively shall be deemed to be made by such persons jointly and severally

         1.2.2 covenants and obligations made or assumed by any party shall be binding on and enforceable against his personal representatives

         1.2.3 words importing the singular shall include the plural and vice versa; words importing the masculine gender shall include the feminine gender and vice versa; and words importing persons shall include corporations and vice versa

         1.2.4 any reference to the doing or permitting of any act or thing by the Landlord shall be deemed to include the doing or permitting of that act or thing by the agents workmen servants or other employees or agents of or any contractor engaged by the Landlord or any Superior Landlords

         1.2.5 any covenant by the Tenant not to do any act or thing shall be deemed to include a separate and independent covenant not to suffer or permit the doing of that act or thing

         1.2.6 all rights reservations permissions and indemnities in favour of the Landlord shall also be for the benefit of any Superior Landlords to the intent that any Superior Landlords shall be entitled to exercise or have the benefit of the same addition to the Landlord

         1.2.7 where the consent permission approval or the like of the Landlord is required under any covenant or condition herein contained the same covenant or condition shall be subject to the consent of any Superior Landlord or Mortgagees (if so required) to the intent that the consent of any Superior Landlord and/or Mortgagees shall be a condition precedent to


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                  the grant by the Landlord of any consent permission approval or the like and that the Landlord may require the Tenant to discharge the reasonable costs charges and expenses of any Superior Landlords or Mortgagees in respect thereof

         l.2.8 any reference to any Act or any section of any Act shall be deemed to include any amendment modification re-enactment or consolidation thereof and any statutory instrument or regulation made thereunder for the time being in force and additionally in the case of the Value Added Tax Act 1983 shall include any directive and regulations adopted by the Council of European Communities which relate to Value Added Tax

         1.2.9 unless otherwise indicated reference to a specified Clause or Schedule shall be construed as reference to that specified Clause or Schedule to this Deed

         1.2.10 Clause and Schedule headings are for ease of reference only and do not affect the construction of this Deed

Demise

2.1 In consideration of the rents hereby reserved and of the covenants by the Tenant (and the Surety) hereinafter contained the Landlord HEREBY DEMISES unto the Tenant ALL THOSE the demised premises TOGETHER WITH the rights and benefits specified in Part I of the Second Schedule BUT SUBJECT TO the exceptions and reservations and other matters specified in Part II of the Second Schedule TO HOLD the same (except and reserved and subject as aforesaid) UNTO the Tenant from the 27th day of July 1993 for a term of 15 years subject to the right of earlier termination set out in clause 5.8 YIELDING AND PAYING therefor yearly and so in proportion for any part of a year during the term the rents as set forth in the Third Schedule hereto by equal quarterly payments in advance on each of the usual quarter days in each year


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         (namely on the 25th day of March 24th day of June 29th day of September
         and 25th day of December) save where any such quarter day falls on a day which shall not be a working day in which case payment for that quarter shall not be due on the relevant quarter day but shall be due and payable on the working day immediately prior thereto without any deduction or set off whatsoever the first of such payments to be made on the 25th day of December 1993 and by way of additional rent from time to time such sum or sums as shall be equal to:

         2.1.1 the reasonable and proper amounts which the Landlord may expend in effecting or maintaining any insurance of the demised premises (including any increased premium payable by reason of any act or omission by the Tenant any sub-tenant or their respective servants agents licensees or invitees (together with professional fees demolition and site clearance fees and any Value Added Tax payable) against the insured risks and in the event that such insurance is attributable to other premises in addition to the demised premises to pay such reasonable proportion of such amounts as are attributable to the demised premises as shall be properly determined by the Landlord or the Landlord's Surveyor whose decision shall be binding on the Tenant and

         2.1.2 the amounts which the Landlord may expend in effecting or maintaining insurance against three years' loss of rent hereunder in respect of the demised premises (including any likely increase in rent following a review of rent in accordance with the Third Schedule)

         such additional rent to be paid by the Tenant on demand therefor by the Landlord

Tenant's Covenants

The Tenant HEREBY COVENANTS with the Landlord as follows:



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Rent

3.1 To pay (by bankers standing order to a bank account of the Landlord in the United Kingdom if the Landlord so requires) the said rents at the times and in the manner at and in which the same are hereinbefore reserved and made payable without any deduction or set off whatsoever

Outgoings

3.2.1 To pay and discharge all rates taxes duties charges assessments impositions and outgoings whatsoever (whether parliamentary parochial local or of any other description and whether or not of a capital or non-recurring nature) which are now or may at any time during the term be taxed assessed charged or imposed upon or payable in respect of the Tenant's use and occupation of the demised premises or any part thereof or on the owner or occupiers thereof save for taxes on rent (other than VAT on rent) and rates taxes duties charges assessments impositions and outgoings payable in respect of dealings with any reversion immediately or immediately expectant on the term or in respect of the Headlease or in relation to any dealings with the Headlease and in the event that such rates taxes duties charges assessments impositions and outgoings are attributable to other premises of the Landlord in addition to the demised premises to pay to the Landlord on demand by way of additional rent such reasonable proportion of such rates taxes duties charges assessments impositions and outgoings as are attributable to the demised premises as shall be properly determined by the Landlord's Surveyor whose decision shall be binding on the Tenant

3.2.2 If before the expiration of the term the Tenant or any undertenant or occupier of the demised premises or any part thereof shall cease to occupy the same or to use the same for the purpose for which the same was constructed or has been adapted and if after the termination of the term the Landlord shall pursuant to Section 17 or 17A of the

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         General Rate Act 1967 pay any rates or surcharge additional to rates to pay to the Landlord on demand a sum equal to the amount of such payments attributable to such cessation of occupation or use

Services

3.3 To pay and discharge and indemnify the Landlord against all charges for electricity water and gas supplied to or consumed in the demised premises during the term and the meter rents in connection therewith and to observe and perform all recommendations regulations and requirements of the electricity water supply and gas authorities imposed during the term in respect of the demised premises and to pay all telephone and telex charges (including equipment rental and installation costs) incurred during the term in respect of the demised premises and items therein

Nuisance

3.4 From time to time during the term to pay all reasonable and proper costs charges and expenses necessarily incurred by the Landlord in abating any nuisance at the demised premises and executing all such works as may be necessary for abating a nuisance at the demised premises whether or not in obedience to a notice served by a local or other competent authority

Schedule of Dilapidations Costs Etc.

3.5 To pay to the Landlord within seven days of demand all costs charges and expenses (including legal costs and fees payable to any Superior Landlords or to a Surveyor) which may be reasonably and properly incurred by the Landlord:

         3.5.1 in reasonable contemplation of any proceedings under Sections 146 and/or 147 of the Law of Property Act 1925 notwithstanding forfeiture is avoided otherwise than by relief granted by the Court

         3.5.2      in reasonable contemplation of or incidental to the

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                  preparation and service of a Schedule [illegible] to be
                  during the term or following the [illegible]

         3.5.3 incidental to the recovery of rent [illegible] payable hereunder or to the remedying of any [illegible] covenant on the part of the Tenant herein contained

         3.5.4 in connection with the levy of a distress for the rents payable hereunder or any part thereof or for or as a result of the bailiff being paid the said rents or any part thereof whether or not any distress in the event be levied

Internal Repair

3.6 To repair renew and replace throughout the term and to keep the demised premises and every part thereof in good and substantial repair and condition in every respect damage by any of the insured risks excepted unless the policy or policies of insurance shall be vitiated or payment of the policy monies shall be refused in whole or in part in consequence of any act neglect default or omission of the Tenant or any sub-tenant or their respective servants agents or invitees

Clean Windows

3.7 To clean the inside of all the windows in the demised premises at least once in every month during the term

Decoration

3.8 In the year expiring on the 27th day of July 1998 and in every fifth year thereafter and also in the last three months of the term (howsoever terminating) but not twice in any one year to prepare and paint in a proper and workmanlike manner all the inside wood iron and other work usually painted of the demised premises with two coats at least of good quality and suitable paint and to wash down and clean all tiles glazed panels and bricks cement finishes and stone and similar washable surfaces and to prepare and treat suitably having regard to its nature (whether by painting varnishing or otherwise) all


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         internal surfaces of the demised premises which ought not to be painted
         PROVIDED THAT in the last three months of the term the tints colours and patterns of all such works of internal decoration shall be such as shall be approved by the Landlord approval not to be unreasonably withheld or delayed

Service Charge

3.9 To pay the service charge as is more particularly described and set out in the Fourth Schedule in the percentage at the times and in the manner therein specified

Statutory Requirements

3.10.1 At all times during the term to observe and comply in all respects with the provisions and requirements of any and every enactment (which expression in this covenant includes as well any and every Act of Parliament already or hereafter to be passed as any and every order regulation and bye-law already or hereafter to be made under or in pursuance of any such Act) so far as they relate to or affect the demised premises or any part thereof or the user of the Tenant and any undertenant or other occupier thereof and whether required to be observed or complied with by the landlord or tenant or owner or occupier thereof and to indemnify the Landlord at all times against all reasonable and proper claims costs charges and expenses in respect thereof and not at any time during the term to do or omit or suffer to be done or omitted on or about the demised premises any act or thing by reason of which the Landlord may under any enactment incur or have imposed upon it or become liable to pay any penalty damages compensation costs charges or expenses

3.10.2 Provided a copy of any variation of the current insurance policy has been supplied to the Tenant to comply with all recommendations from time to time of the Insurers of the demised premises and of the appropriate authority in relation to fire precautions affecting the


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         demised  premises

Yielding-Up

3.11 At the expiration or sooner determination of the term quietly to yield up unto the Landlord the demised premises in such state and condition as shall in all respects be consistent with a full and due performance by the Tenant of the covenants on the Tenant's part herein contained (except the Tenant's fixtures and fittings the Tenant forthwith making good all damage done to the demised premises by such removal)

Repair on Notice

3.12 To permit the Landlord at any time or times during the term on prior reasonable written notice (except in case of emergency) to enter into and upon the demised premises causing as little disruption to the Tenant's use and business as possible to examine the state of repair and condition of the same and within two calendar months or sooner if requested after notice in writing to the Tenant shall have been given or left at the demised premises of all defects and wants of reparation found on such examination to repair and make good the same according to such notice and the covenants in that behalf hereinbefore contained and in case the Tenant shall make default in so doing it shall be lawful for the Landlord (without prejudice to the right of re-entry hereinafter referred to) to enter upon the demised premises and repair and restore the same and all expenses incurred thereby shall on demand be paid by the Tenant to the Landlord and if not so paid shall be a debt due from the Tenant to the Landlord and shall be recoverable by the Landlord in the same manner (inter alia) as if it were rent in arrear

Entry

3.13 To permit the Landlord or any Superior Landlords at any time or times during the term on prior reasonable written notice (except in the case of emergency) to enter into and upon the demised premises for any


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necessary or  reasonable purposes  including (without prejudice  to the generality of the foregoing):

3.13.1 executing repairs alterations engineering construction or other works to or upon any other parts of the Building or upon such adjoining or neighbouring premises

3.13.2 constructing installing inspecting testing laying down making connections to maintaining altering repairing cleansing renewing supplementing or emptying any conduits pipes drains channels watercourses sewers wires and cables in connection with or for the accommodation of the Building or any such adjoining or neighbouring premises (including where necessary breaking up any land and/or erecting and /or maintaining scaffolding on or outside the demised premises and

3.13.3 executing repairs alterations or other works to or upon any part of the Building

3.13.4   considering the viability of development

         the person or persons so exercising such right of entry forthwith making good all damage thereby directly occasioned to the demised premises and causing as little disruption as possible to the Tenant's business use and occupation of the demised premises

Adjoining Premises

3.14.1 To permit the Landlord at any time during the term to erect rebuild or alter any buildings or erections facing adjoining or near to the demised premises or the Building and to rebuild or alter any other parts of the Building to any extent and in any manner the Landlord may reasonably think fit notwithstanding that the buildings or erections so erected rebuilt or altered may obstruct or interfere with the access of light or air for the time being to or enjoyed by the demised


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         premises or any part thereof PROVIDED that the demised premises shall not thereby be rendered incapable for the use specified in clause
         3.19.3 hereof

3.14.2 Not to make any objection to or claim in respect of any works of construction building alteration addition or repair carried out upon any other parts of the Building or any land or property adjoining or near any part of the demised premises by the Landlord or any Superior Landlords or any persons authorised by either of them or by the tenants and occupiers of any other parts of the Building or such land or property unless such works will render the demised premises unsuitable for the use specified in clause 3.19.3 hereof

Alterations

3.15.1 Not to erect any new buildings on or make any additions or alterations to the demised premises or to cut maim remove or damage any of the walls timbers floors or ceilings of the demised premises or make any communication into or with any adjacent building or property PROVIDED
         THAT:

         3.15.1.1 the Tenant may with the prior written consent of the Landlord make internal non-structural additions or alterations to the demised premises in accordance with plans and specifications approved by the Landlord (such consent and approval not to be unreasonably withheld or delayed)

         3.15.1.2 the Tenant may hang blinds at the windows on the demised premises with the prior written consent of the Landlord as to the type fixing size and colour of the blinds

         3.15.1.3 in the event of the Landlord giving consent to the carrying out of any additions or alterations whatsoever to the demised premises the Tenant will at the end or sooner determination of the term if so required by the Landlord reinstate the demised premises to their former state and


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                  condition before the carrying out of such alterations or
                  additions and to the reasonable satisfaction in all respects of the Landlord

Machinery.

3.16.1 Not without the prior written consent of the Landlord such consent not to be unreasonably withheld to set up or permit or suffer to be set up any fire or stove or any plant machinery in or upon the demised premises other than machinery normally found in premises used for the purposes here in authorised

3.16.2 Not to install any additional electric points in the demised premises and not to alter the heating and ventilating apparatus installed in the demised premise without the consent in writing of the Landlords such consent not to be unreasonably withheld and then only under the superintendence and to the satisfaction of the Landlord's Surveyor and in accordance with all statutory requirements and reasonable recommendations of the Landlord's Surveyor

3.16.3 To procure that all electrical instruments or devices on the demised premises are earthed insulated and fitted with effective suppressors

Signs Etc.

3.17 Not to exhibit on any part of the exterior of the demised premises or upon or in any part of the interior of the demised premises so as to be visible from the exterior any sign notice signboard poster advertisement or other structure or equipment

Goods Outside the Demised Premises

3.18.1 Not to store place or deposit any goods materials equipment or rubbish of any kind outside the demised premises or in or over any roadway, footpath courtyard or car parking space on the Estate or in any entrances to the Building

3.18.2 Not to form or allow 1:0 be formed any refuse dump rubbish or scrap heap on the demised premises or any part thereof and generally to keep


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the same clean and tidy

3.18.3 Without prejudice to the generality of sub-clauses 3.18.1 and 3.18.2 above the Tenant shall be permitted to deposit refuse waste and rubbish in the Refuse Store Building shown coloured orange on the plan annexed PROVIDED THAT the said refuse waste or rubbish shall be of such a type as is usually produced in the usual course of the business undertaken by the Tenant

User

3.19.1 Not to allow any auction or any meeting for political religious or other similar purpose to be held in the demised premises not to use the demised premises or any part thereof as an amusement arcade or fun palace or for any illegal or immoral purpose or for any offensive disreputable or noisy trade business pursuit or occupation not to do anything in or upon the demised premises or any part thereof which may be or become a nuisance damage disturbance danger to the Landlord or the owners or lessees or occupiers of any other parts of the Building or any adjoining or neighbouring property nor leave the demised premises untenanted or uncared for

3.19.2 Not to cook on the demised premises or allow any person to sleep or reside on the demised premises

3.19.3 Not to use the demised premises or any part thereof nor permit or suffer the same to be used otherwise than as offices for a purpose within Class B1(a) or (b) of the Schedule to the Town & Country Planning (Use Classes) Order 1987 notwithstanding any revocation variation or amendment of the said Order

Easements Etc.

3.20.1 Not to obstruct any of the windows or lights belonging to the demised premises or any adjoining or neighbouring property nor to make any new window light passage drainage or other encroachment or easement into against upon or over the demised premises or any part thereof and in


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         case any encroachment or easement whatsoever shall be attempted to be made or acquired by any person or persons whomsoever to give notice thereof in writing to the Landlord immediately the same shall come to the notice of the Tenant and at the cost of the Tenant to do all such things as may be proper or reasonably required by the Landlord for preventing any new encroachment or easement being made or acquired

3.20.2 Not to give any third party any acknowledgement that the Tenant enjoys the access of light or air to any of the windows or openings in the demised premises by the consent of such third party or to pay any sum of money to or enter into any agreement with such third party for the purpose of inducing or binding him to abstain from the obstructing the access of light or air to any such windows or openings And in the event of any such third party doing or threatening to do anything which obstructs or would obstruct such access or light or air to notify the same forthwith in writing to the Landlord

3.20.3 To permit the Landlord to enter upon the demised premises after giving not less than 7 days prior written notice except in case of emergency for the purpose of doing all such things as are referred to in clause
         3.20.1 and to permit the Landlord to bring all such necessary actions as it may reasonably think fit in the name of the Tenant in respect of the obstruction of the access of light or air to any of the windows or openings in the demised premises in respect of any such encroachment or easement as aforesaid

Drains Etc.

3.21 Not to discharge pass or deposit into the conduits pipes drains channels watercourses or sewers serving the demised premises any noxious or deleterious effluent or other substance which shall cause an obstruction or deposit in or injure the said conduits pipes drains channels watercourses or sewers and in the event of any such obstruction deposit or injury to forthwith make good such damage


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         caused to the reasonable satisfaction of the Landlord

Weights

3.22.1 Not to suspend any excessive weight from the main structure walls floors or roof of the demised premises or of the Building

3.22.2 Not to overload or permit or suffer to be overloaded the raised floors structural floors ceilings suspended ceilings roofs or structure or electricity circuits of the Building or use the same in any manner which will cause undue strain or interference therewith nor to use the demised premises or the Building or any part thereof in such manner as to subject the same to any strain beyond that which they are designed to bear with due margin for safety

Dangerous Substances

3.23 Not to store or use or permit to be stored or used any dangerous noxious explosive inflammable or radioactive substances on or in the demised premises

Planning

3.24.1 Not at any time during the term to do or omit anything on or in connection with the demised premises the doing or omission of which shall be a contravention of the Planning Acts or of any licences consents permissions approvals and conditions (if any) granted or imposed thereunder and to indemnify the Landlord against all actions proceedings damages penalties costs charges claims and demands in respect of such acts and omissions or any of them

3.24.2 Not without the prior written consent of the Landlord to submit an application for planning permission relating to the demised premises to the appropriate national or local or other public authority (hereinafter referred to as "the planning authority") and forthwith to give notice with two copies thereof to the Landlord of all determinations made pursuant to such application and in the event of the planning authority indicating its willingness to grant the desired


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
         licence consent permission or approval only with modifications or subject to conditions not to accept such modifications or conditions without the consent in writing of the Landlord and to give the Landlord forthwith full particulars of such modifications or conditions

3.24.3 To observe and perform all conditions attached to any such licence consent permission or approval and to keep the Landlord and any Superior Landlords effectually indemnified against all actions proceedings damages penalties costs charges claims and demands whatsoever in respect of the costs of the said application and works and things done in pursuance of the said planning permission and in respect of all breaches (if any) of the said conditions and every part thereof respectively

3.24.4 To give notice forthwith to the Landlord of any notice or order or proposal for a notice or order served on the Tenant under the Planning Acts and if so required by the Landlord to produce the same and at the reasonable request of the Landlord but at the joint cost of the Landlord and the Tenant where such notice or order or proposal for a notice or order has implications for the Landlord and the Tenant jointly to make or join in making such objections or representations in respect of any proposal as the Landlord may require provided it is expressly agreed that if a notice or order or proposal for a notice or order has implications only for the Tenant or the Tenant's interest in the demised premises then the cost of maintaining or joining in such obligations or representations as the Landlord may require as referred to above shall be at the Tenant's sole cost

3.24.5 If and when called upon so to do to produce to the Landlord all such plans documents and other evidence as the Landlord may require in order to satisfy itself that the provisions of Clauses 3.24.2 and 3.24.3 have been complied with in all respects

3.24.6   If the Tenant shall receive any compensation with respect to the

         Tenant's interest hereunder because of revocation or [illegible] planning permission or of any restriction placed upon the user or demised premises under or by virtue of the Planning Acts then if and when the Tenant's interest hereunder shall be determined whether by surrender or under the power of re-entry herein contained or otherwise the Tenant shall forthwith make such provision as is just and equitable for the Landlord to receive a due proportion of such compensation

3.24.7 Unless the Landlord shall otherwise direct to carry out before the expiration or sooner determination of the term any works stipulated or required to be carried out to the demised premises by a date subsequent to such expiration or sooner determination as a condition of any planning permission which may have been granted to the Tenant during the term

Landlord's Taxation Liability.

3.25 To indemnify the Landlord against any tax or imposition which becomes payable by the Landlord during the term in respect of the demised premises the any adjoining premises or any part and/or Building or thereof by reason of any negligent act omission neglect or default on the part of the Tenant (whether or not the same is in breach of any of the covenants on the part of the Tenant or the conditions herein contained) including without prejudice to the generality of the foregoing any application for or obtaining of any planning permission in respect of the demised premises and/or the Building or any alteration addition repair or reinstatement relating to or upon any of them and any development or disposal (by way of assignment subletting or otherwise howsoever) of the demised premises or any part thereof AND to indemnify the Landlord against any additional tax or imposition which either during the said term or at any time after the determination thereof becomes payable by the Landlord in respect of the demised premises and/or the Building or any adjoining premises (whether as a result of the loss of eligibility for reduced rates of tax or as a result of the grossing up or otherwise howsoever) which but for such negligent act omission neglect or default of the Tenant or its underlessees as aforesaid would not have been payable by the Landlord

Alienation

3.26.1 Not at any time to assign underlet transfer charge share or part with possession or occupation (other than by way of an underlease of the Sublet Unit as hereinafter permitted) of part only of the demised premises or execute any declaration of trust with regard to the whole or part of the demised premises

3.26.2 Not to transfer part with or share possession or occupation of the whole of the demised premises save by way of an assignment or underletting of the whole of the demised premises as hereinafter permitted

3.26.3 Not to charge the whole of the demised premises without the previous consent in writing of the Landlord such consent not to be unreasonably withheld or delayed

3.26.4 Not to assign the whole of the demised premises without the previous consent in writing of the Landlord such consent not to be unreasonably withheld or delayed in the case of an assignment to a respectable and responsible assignee whose references shall have been first approved by the Landlord PROVIDED THAT the Landlord may as a condition of such consent require a guarantor or guarantors (by way of guarantee and indemnity and in such form as the Landlord shall in its reasonable discretion require) of the covenants to be undertaken by such assignee and their successors in title and assigns throughout the term of this Lease and further require that such guarantor or guarantors enter into a covenant to take a lease on identical terms to these presents for the residue of the term in the event that this Deed is disclaimed and to pay the Landlord's reasonable costs thereof and PROVIDED FURTHER THAT the Landlord shall be entitled to require such assignee to enter into a direct covenant with the Landlord and any Superior Landlords to observe and perform the covenants and conditions contained and on the part of the Tenant to be observed and performed

3.26.5 Not to underlet part of the demised premises other than by one underlease of the whole of the Sublet Unit

3.26.6 Not to underlet the whole of the demised premises or the Sublet Unit without the previous consent in writing of the Landlord such consent not to be unreasonably withheld or delayed and not to underlet the whole of the demised premises or the Sublet Unit at a fine or premium or at a rent less than the rack rental value (as defined in paragraph 1 of the Third Schedule) at the time of such underletting or in the case of the underletting of the Sublet Unit a fair proportion thereof

3.26.7 Not to be a party or privy to any agreement or arrangement for the commutation in whole or in part of any rent reserved by and made payable on any underletting of the demised premises or of the Sublet Unit

3.26.8 Not without the prior written consent (not to be unreasonably withheld or delayed) of the Landlord to vary alter or modify any of the terms or provisions of any underletting of the demised premises or of the Sublet Unit

3.26.9 Upon the Landlord consenting to an underletting of the whole of the demised premises or of the Sublet Unit to procure that the underlease or the licence to underlet shall contain:

         3.26.9.1 an unqualified covenant on the part of the underlessee with the Landlord and any Superior Landlords in the terms mutatis mutandis of Clauses 3.26.3 to 3.26.8 (inclusive)

         3.26.9.2 such covenants by the underlessee which the Tenant hereby undertakes to enforce as to prohibit the underlessee from doing or suffering any act or thing upon or in relation to the demised premises which will contravene any of the Tenant's obligations in these presents

         3.26.9.3 provisions for review of rent reserved by the underlease which the Tenant hereby undertakes to operate and enforce corresponding both as to terms and dates with the provisions set out in the Third Schedule for the revision of the rent hereby reserved and

         3.26.9.4 provisions enabling the Tenant to determine the term created by any underlease on or before the date for determination of this Lease set out in clause 5.8 hereof

         3.26.9.5 a condition for re-entry on breach of covenant on the part of the underlessee

         3.26.9.6 an unqualified covenant on the part of the underlessee of the Sublet Unit not to create any further underlease of the Sublet Unit (however inferior)

         3.26.9.7 an endorsement of a Court Order excluding the Underlease from the provisions of Sections 24-28 of Part II of the Landlord and Tenant Act 1954 upon the joint application of the Tenant and the Underlessee

3.26.10 The grant of any underlease of the whole of the demised premises or of the Sublet Unit shall be conditional upon the Tenant and the proposed underlessee obtaining and producing to the Landlord for its approval prior to the grant of the said underlease an order of the Court pursuant to Section 38(4) of the Landlord and Tenant Act 1954 (as amended by the Law of Property Act 1969) authorising an agreement which shall be contained in the form of underlease excluding in relation to the tenancy to be thereby created the provisions of

         Sections 24 to 28 of the Landlord and Tenant Act 1954.

3.26.11 Not to allow or permit any shares in the Tenant to be held on trust or other than by the person beneficially entitled thereto nor to allow or register the transfer of any shares in the Tenant where such transfer would have the effect of changing the person firm or company who at the date hereof has control of the Tenant within the meaning of Section 302 Income & Corporation Taxes Act 1970 without the previous consent in writing of the Landlord such consent not to be unreasonably withheld in the case of a transfer to a respectable and responsible transferee whose references shall have first been approved by the Landlord PROVIDED THAT the Tenant may (without obtaining the Landlord's consent but subject to the Tenant notifying the Landlord in 21 days) pledge shares to a Bank or Financial Institution as security for a loan made by such Bank or Financial Institution to either the Tenant or to a parent company of the Tenant

3.26.12 Notwithstanding the provisions of clause 3.26 above the Tenant may share or pact with occupation of the demised premises with any other company which is a member of the same group of companies as the Tenant as defined in the Landlord & Tenant Act 1954

3.26.13 Not to create more than one underletting (which expression shall include sub-underleases however inferior) of the Sublet Unit to the intent that the demised premises shall not be occupied at any time by more than two persons or companies (including the Tenant)

Notice of Alienation

3.27 Within twenty-eight days next after the making thereof without any demand by the Landlord to produce to the Landlord or the Solicitors for the time being of the Landlord for registration two certified copies of all assignments transfers of any shares in the Tenant mortgages charges and other dispositions and devolutions of title which shall at any time during the terms relate to the demised premises or any part thereof and to pay both to the Landlord by way of management fee and to the Landlord's Solicitors by way of registration fee for the registration of every such document a reasonable sum which shall not be less than the sum of TWENTY-FIVE POUNDS (pound25.00) and any further reasonable sum which is payable by the Landlord to any Superior Landlords in respect of the registration thereof

3.28 To give immediate notice to the Landlord of any notice or order or proposal for a notice or order or claim for whatsoever nature affecting the demised premises or any part thereof served upon the Tenant or otherwise served or left at the demised premises and if so required by the Landlord to produce the same and at the reasonable request of the Landlord but at the joint cost of the Landlord and the Tenant whether the notice order or claim has implications for the Landlord and the Tenant jointly to make or join in making such objections or representations in respect of such notice order or claim as the Landlord may require provided it is expressly agreed that the notice or order or claim only has implications for the Tenant or the Tenant's interest in the demised premises then the cost of making or joining in any such objections or representations as the Landlord may require as referred to above shall be at the Tenant's sole cost

Indemnity

3.29.1 To keep the Landlord fully and effectually indemnified from and against all proper expenses costs claims demands damages and any other liability whatsoever in respect of any action proceeding claim demand loss expense damages costs or other liability in respect of

         3.29.1.1 the injury to or death of any person or damage to any property howsoever arising directly or indirectly out of the state of repair and condition of the demised premises or any alteration or addition thereto or the electrical installation or any other service installations therein or the user thereof or works carried out or in the course of being carried out to the demised premises

         3.29.1.2 any interference or alleged interference with or obstruction made by the Tenant any undertenant or occupier of the demised premises of any right or alleged right of light air drainage or other right or alleged right benefiting any adjoining or neighbouring property

         3.29.1.3 any stoppage caused by the Tenant any undertenant or occupier of the demised premises of the drains used in common with the owner or occupier of any adjoining or neighbouring property

         3.29.1.4 all general rates which may be payable by the Landlord as a result of the Tenant or any sub-Tenant vacating the demised premises at any date prior to the determination of the term and this paragraph 3.29.1.4 shall remain in force notwithstanding the determination of the term

3.29.2 To be responsible for and to indemnify the Landlord against all damage and injury occasioned to the demised premises the Building or any neighbouring premises or any property thereon or to any person caused by the act neglect default or negligence of the Tenant or any undertenant servant agent licensee or invitee of the Tenant or any undertenant

Insurances

3.30.1 Not to do or permit or suffer to be done any act or thing which may make void or voidable any policy for the insurance of the Building or which may cause an increased premium to be payable for such insurance or for the insurance of any adjoining or neighbouring premises of the Landlord or any Superior Landlords and (without prejudice to the Landlord's rights of action in respect of a breach of this Clause) to repay to the Landlord all sums paid by way of increased premiums and all expenses incurred by it in consequence of a breach of the provisions of this Clause and all such payments shall be added to the rents hereby reserved and shall be recoverable as rent in arrear

3.30.2 In the event of the demised premises or any part thereof being destroyed or damaged by any of the insured risks or otherwise to forthwith upon the same coming to the Tenant's notice give notice thereof to the Landlord

3.30.3 Not without the prior written consent of the Landlord to effect any insurance in respect of the demised premises against the insured risks

3.30.4 In the event of the Building or any part thereof being destroyed or damaged by any of the insured risks and the insurance monies under any insurance against the same effected thereon being wholly or partly irrecoverable by reason of any act or default on the part of the Tenant or any sub-tenant or their respective servants agents licensees or invitees then and in every such case the Tenant will forthwith pay to the Landlord the whole or (as the case may require) a fair proportion of the cost (including professional and other fees demolition and site clearance fees and any Value Added Tax payable) of rebuilding or reinstating the Building

Death of Guarantor

3.31 Within fourteen days of the death during the term of any person who has or shall have guaranteed to the Landlord the payment of the rents and observance and performance of the covenants on the part of the Tenant herein contained to give notice thereof in writing to the Landlord and if so reasonably required by the Landlord at the Tenant's expense in all respects to procure some other person or persons acceptable to the Landlord to execute a guarantee in such form as the Landlord shall reasonably require PROVIDED ALWAYS that if the Tenant shall be a company of which such deceased guarantor was a director the Landlord may require some other director or directors of such company

         (including such person (if any) as may be appointed to fill the place of such deceased director) to execute such guarantee as aforesaid

Defective Premises Act 1972

3.32     In connection with the Defective Premises Act 1972:

         3.32.1 to notify the Landlord in writing immediately upon becoming aware of any defect in the demised premises

         3.32.2 to erect and maintain within the demised premises prominent notices or warnings of relevant defects within the meaning of
                  Section 4 of the said Act in such form as the Landlord may from time to time reasonably require

         3.32.3 to indemnify the Landlord against all claims proceedings demands costs and expenses incurred under Section 4 of the said Act by reason of the Tenant's failure to erect and display such notice

         3.32.4 to permit the Landlord at any time on reasonable notice and causing as little disruption to the Tenant's business as possible to enter upon the demised premises for any or all of the following purposes namely erecting and exhibiting notices thereon and giving warning of relevant defects within the meaning of Section 4 of the said Act in the demised premises and installing lighting or any other reasonable means of warning or protection against such defects

Interest

3.33 As an addition to the rents hereby reserved to pay to the Landlord interest (as well before as after any judgment) at the rate of Four per cent per annum above either National Westminster Bank Plc base lending rate for the time being or such other designated rate of interest as shall be substituted therefor by National Westminster Bank Plc and in force at the date of commencement of the period in respect of which any payment of interest accrues due under these presents (with a minimum of Twelve per cent per annum) on any rents and other sums due hereunder in arrear and unpaid after the same shall become due from the date such rents or other sums become due to the date of payment thereof PROVIDED THAT this covenant shall be without prejudice to the Landlord's right of re-entry under the provisions of Clause 5.1

Value Added Tax

3.34.1 To pay Value Added Tax on taxable supplies received by the Tenant under or in connection with these presents and on all sums which the Tenant is required to pay under the terms of these presents including without prejudice to the generality of the foregoing if required by the Landlord the rents herein reserved PROVIDED THAT the Landlord shall render a suitable V.A.T invoice to the Tenant in respect thereof

3.34.2 All payments to be paid to the Landlord hereunder (if the said Value Added Tax shall be chargeable) by reference to the rents and/or other consideration payable under this Lease shall be made at the like times as such rent and other considerations payable but otherwise all payments due hereunder shall be made when the supply giving rise to the charge to Value Added Tax is treated as taking place for the purposes of Value Added Tax and (for the avoidance of doubt) it is confirmed that where in any part of this Lease or in any Schedule to Lease the Tenant agrees to pay an amount of money (or other consideration) such amount (or other consideration) shall be regarded as exclusive of any Value Added Tax which may from time to time be chargeable with respect thereto or by reference thereto or as a result of supply made by the Landlord to the Tenant under the terms of or in connection with this Lease

3.34.3 Without prejudice to any Statutory rights which the Landlord has in this respect it is confirmed that the Landlord reserved the right in its absolute discretion from time to times to exercise or not as the case may be any election to waive exemption in respect of any supply made by the Landlord and nothing in this Lease or otherwise shall create any implication as to how the Landlord may exercise that discretion from time to time

3.34.4 Where under this Lease the Tenant agrees to pay or contribute to (or indemnify the Landlord or any other person in respect of) any costs fees expenses outgoings or other liability of whatsoever nature whether or the Landlord or any third party reference to such costs fees expenses outgoings and other liabilities shall (for the avoidance of doubt) be taken to be increased by such a sum as to includes any Value Added Tax (or any similar tax or taxes whether in substitution thereof or addition thereto) charged in relation thereto except to the extent and only to the extent that the Landlord obtains a credit for the same as allowable input tax

3.34.5 For the purposes of this Clause 3.34 and all other provisions of this Lease Value Added Tax shall have the same meaning as in the Value Added Tax Act 1983 and shall include any similar tax whether in substitution for or in addition to it

Costs

3.35 To pay the reasonable and proper legal charges and Architects Engineers and Surveyors fees of the Landlord and any Superior Landlords including stamp duty on licences and counterparts resulting from all applications by the Tenant for any consent of the Landlord or any Superior Landlords including legal charges and Architects Engineers and Surveyors fees actually incurred in cases where consent is refused or the application is withdrawn by the Tenant

Regulations

3.36 To perform and observe and procures compliance in all respects with the regulations set out in the Fifth Schedule and such other regulations as the Landlord may from times to time hereafter make in its reasonable discretion

Observe Covenants in Superior Lease

3.37 To perform and observe the lessee's covenants (other than the covenant to pay rent) and the conditions referred to in the Headlease in so far as they relate to the demised premises notwithstanding any inconsistency between these presents and the said covenants and conditions contained in the Headlease

Observe Documents

3.38 To perform and observe and procure compliance in all respects with the provisions of the documents referred to in the Sixth Schedule and to indemnify the Landlord at all times against all claims costs charge and expenses in respect thereof

Information

3.39 At all times during the term upon the reasonable request by the Landlord forthwith and at the cost of the Tenant to provide the Landlord with

         3.39.1 full names and addresses of all persons in occupation of the demised premises or any part of it

         3.39.2.1 the precise part of the demised premises which such persons occupy

         3.39.2.2 a true copy of the document or if none a written memorandum of the agreement and parties to it whereby each such person is or claims to be entitled to occupy any part of the demised premises

Car Parking

3.40 Without prejudice to the regulations set out in the Fifth Schedule the Tenant will perform and observe and procure compliance in all respects with the regulations set out below relating to vehicles on the Estate and the car parking spaces:-

3.40.1 The Tenant will only park private passenger motor vehicles with a gross weight not exceeding 1.5 metric tonnes in the designated parking spaces on the Estate

3.40.2 The Tenant shall not be permitted to park elsewhere on the Estate and shall not at any time cause an obstruction to the roads footpaths pavements or courtyard

3.40.3 The maximum speed limit for vehicles travelling on the Estate will be ten miles per hour

3.40.4 The Tenant's visitors may park one private passenger motor vehicle only with a gross weight not exceeding 1.5 metric tonnes in the designated visitor car parking space

3.40.5 The Tenant will not service clean repair or maintain any vehicle whilst parked on the Estate and no vehicles will be displayed for sale, or hire

Landlord's Covenants

The Landlord HEREBY COVENANTS with the Tenant as follows:

Quiet Enjoyment

4.1 That subject to the Tenant duly paying the rents hereby reserved and made payable and observing and performing the covenants and conditions herein contained and on the Tenant's part to be observed and performed so that such payment observance and performance shall be and continue to be a condition precedent to the remaining obligation of the Landlord in this Clause 4.1 to the intent and with the effect that the Landlord shall not be under any such obligation at any time that the Tenant is in breach of its obligations in respect of any such payment observance and performance the Tenant shall and may peaceably and quietly possess and enjoy the demised premises during the term without any disturbance by the Landlord or any persons rightfully claiming under or in trust for the Landlord

Insurance

4.2.1 That the Landlord will effect and maintain an insurance of the demised premises against the insured risks and three years' loss of rent in respect of the demised premises and will expend all monies received by virtue of any such insurance (other than in respect of loss of rent towards rebuilding reinstating the demised premises as soon as reasonably possible after the destruction thereof or damage thereto the Landlord making up any deficiency of insurance monies out of its own money unless any monies payable under such insurance shall be refused in whole or in part by reason of any act or default of the Tenant or any sub-tenant or their respective servants agents licensees or invitees PROVIDED THAT in the event that the Superior Landlord insures the demised premises the Landlord's obligations hereunder shall be limited to using all reasonable endeavours to procure that the Superior Landlord complies with its covenants in the Headlease to insure

4.2.2 If at the expiry of twelve months after the date of such destruction or damage the Landlord has not commenced reinstatement of the Building then either party shall be entitled to determine this Underlease at any time thereafter either by the Tenant giving not less than one month's notice in writing to the Landlord or the Landlord giving not less than six months notice in writing to the Tenant and upon expiry of such notice this Underlease shall thereupon cease and determine but without prejudice to any right of action of either party against the other which shall have accrued prior to such termination and in that event any monies payable under the policy of insurance hereinbefore referred to shall belong to the Landlord absolutely

4.2.3 The Landlord shall at the Tenant's request produce to the Tenant as soon as reasonably possible written confirmation from the Insurer that the demised premises is insured together with reasonable evidence of payment of the annual premium

Maintenance

4.3 Subject to the prior payment by the Tenant of all moneys and rent due hereunder the discharge of all the liabilities of the Tenant and the observance of all the Tenant's covenants herein contained:-

4.3.1 to maintain repair renew replace and keep in good and serviceable order and condition the electrical and television aerial cabling water drainage ventilation and telecommunication services and the service duct risers and all fixtures and fittings bins receptacles tools appliances and material within the common areas of the Estate only and used or supplied for the benefit of all tenants which the Landlord acting reasonably may in the interests of good estate management consider necessary for the maintenance upkeep or cleanliness of the Estate

4.3.2 As and when necessary to employ porters cleaners and other staff of a like nature

4.3.3 To maintain repair renew overhaul modernise and insure the plant and machinery within the Building and/or the Estate including but without prejudice to the generality the heating boilers lifts ventilation and central heating system hot and cold water system fire alarm system lightning conductor or any electrical appliance

4.3.4 To maintain repair renew rebuild alter clean light and decorate the common parts of the Building including but without prejudice to the generality the entrance halls communal doors entrance lobbies corridors passageways staircases fire escape staircases sanitary apparatus fire fighting appliances external window glass toilets and cleaning store rooms

4.3.5 To maintain repair renew rebuild alter clean and decorate the exterior and the structure (including the roofs and foundations) of the Building

4.3.6 To rebuild renew repair maintain decorate light and cleanse all party walls fences and structures all footpaths car parks landscaped areas

         (internal and exterior) roads the cycle shed the refuse store building the service building fountain courtyard in the Building and/or the Estate and all conduits pipes drains channels water courses sewers wires and cables and other things used or capable of being used in common by the occupiers of the Building and/or Estate or any part thereof and the occupiers of any adjoining or neighbouring premises

4.4 To use reasonable endeavours to ensure that all other tenants and occupiers of the Building and the Estate perform and observe and comply in all material respects with the regulations set out in the Fifth Schedule and such other regulations as the Landlord may from time to time hereafter make in its reasonable discretion

Headlease

5. To use all reasonable endeavours to observe and perform the covenants and conditions on the lessees part to be observed and performed contained within the Headlease save to the extent that such covenants and conditions are to be observed by the Tenant under this Lease or by other lessees of the Estate

Provisos

PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED as follows:

Forfeiture

5.1 This Deed is made upon the express condition that if and whenever the said rents sums or other payments or any parts thereof shall be unpaid for twenty one days after any of the days hereinbefore appointed for payment thereof (whether the same shall have been lawfully demanded or not) or if the Tenant shall compound or make arrangements with the Tenant's creditors or shall suffer any of the effects of the Tenant to be taken in execution or if the Tenant (being a corporation) shall enter into liquidation whether compulsory or voluntary (except for a reconstruction or amalgamation of a solvent company forthwith carried into effect) or if a receiver shall be appointed in respect of any part of the Tenant's undertaking or if a limited company shall apply to become unlimited under the Companies Act 1985 or if an application shall be made or a petition shall be presented to the Court for the grant of any administration order under the Insolvency Act 1986 or for any order of similar effect under any law relating to companies or if an administrator or administrative receiver or provisional liquidator shall be appointed or if the Tenant (not being a corporation) shall become bankrupt or make any assignment for the benefit of his creditors or make any arrangement with his creditors for the liquidation of his debts by composition or otherwise of if any material covenants on the Tenant's part herein contained shall not be performed or observed then and in any of the said cases and thenceforth it shall be lawful for the Landlord into or upon the demised premises or any part thereof in the name of the whole to re-enter the same to repossess and enjoy as if this Deed had not been made without prejudice to any right of action or remedy of the Landlord in respect of any antecedent breach of any of the covenants by the Tenant herein contained

Suspension of Rent

5.2 If the demised premises or any part thereof shall at any time be destroyed or damaged by any of the insured risks so as to be unfit for occupation and use and the relevant policy or policies of insurance in respect thereof shall not have been vitiated or payment of the policy monies refused in whole or in part in consequence of any act or default on the part of or suffered by the Tenant or any sub-tenant or their respective servants agents licensees or invitees then the rent hereby firstly reserved the service charge and any other sums due pursuant to this Lease or a fair and just proportion thereof according to the nature and extent of the damage sustained shall be suspended and cease to be payable until the demised premises shall again be rendered fit for occupation and use or for a period of three years (whichever is the shorter) and in case of dispute as to the proportion or period of such abatement the same shall be referred to arbitration in accordance with the Arbitration Acts 1950 and 1979

Notices

5.3 In addition to any other mode of service any notices requiring to be served hereunder shall be validly served if served in accordance with
         Section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 or in addition in the case of a company if served in accordance with those provisions at its registered office for the time being PROVIDED THAT all notices to be served upon the Landlord hereunder shall be served at its registered office for the time being if the Landlord be a company or at its last known place of abode if the Landlord be an individual

Compensation

5.4 If the tenancy hereby granted is within Part II of the Landlord and Tenant Act 1954 then subject to the provisions of sub-section (2) of
         Section 38 of that Act neither the Tenant nor any assignee or underlessee of the term or of the demised premises shall be entitled on quitting the demised premises to any compensation under Section 37 of the said Act

Use of Other Land

5.5 Nothing herein contained or implied shall impose or be deemed to impose any restriction on the use of any land or buildings of the Landlord or any Superior Landlords not comprised in these presents (other than a restriction to the effect that such use must not render the demised premises unsuitable or incapable for the use specified in clause 3.19.3 hereof) or give the Tenant the benefit or the right to enforce or to have enforced or to prevent the release or modification of any covenant condition or stipulation entered into by any lessee or tenant of the Landlord or any Superior Landlords in respect of property not comprised in these presents or shall operate to prevent or restrict in anyway the development of any property not comprised in these presents

Waiver

5.6 No acceptance of or demand or receipt for rent by the Landlord after knowledge or notice received by the Landlord or its agents of any breach of the Tenant's covenants and conditions herein contained shall be or operate as a waiver wholly or partially of any such breach but any such breach shall for all purposes be a continuing breach of covenant so long as such breach shall be subsisting and that no person taking any estate or interest under these presents shall be entitled to set up any such acceptance of or demand or receipt for rent by the Landlord or its agents as a defence in any action or proceedings by the Landlord

Warranty

5.7 Nothing herein contained or implied shall be taken to be a covenant warranty or representation by the Landlord that the demised premises can lawfully be used by the Tenant or for any particular purpose and the term and the rents hereby reserved shall not determine by reason only of any changes modifications or restrictions on user of the demised premises or obligations or requirements (if any) made or hereafter to be made or imposed under or by virtue of the Planning Acts

5.8 Early Determination

5.8.1 If the Tenant shall desire to terminate this Underlease early the Tenant shall be permitted by the terms of these presents to do so on either the 27th day of July 1996 and 27th day of July 1998 provided the Tenant has complied in all material respects with all the Tenant's covenants and conditions contained in this Underlease

5.8.2 If the Tenant shall desire to terminate this Underlease on the 27th day of July 1996 it shall give to the Landlord at least six months prior written notice of its intention to determine and shall on the expiration of the notice forthwith pay to the Landlord the sum of Twenty Five Thousand Pounds (Pound 25,000) together with value added tax thereon.

5.8.3 If the Tenant shall desire to terminate this Underlease on the 27th day of July 1998 it shall give to the Landlord at least six months prior written notice of its intention to determine. No sums shall be payable.

5.8.4 On the expiration of the notice referred to in 5.8.2 and 5.8.3 above provided the Tenant has complied in all material respects with the Tenant's covenants and conditions in this Underlease and in the case of the notice served in accordance with clause 5.8.2 paid to the Landlord the sum specified therein this Underlease will terminate but without prejudice to the antecedent rights of either party.

Surety.


6.1 The Surety HEREBY COVENANTS with the Landlord so that such covenant shall and does appertain to each and every part of the demised premises and so that such covenant shall be construed as if it were a separate and independent covenant with each and every person who shall from time to time be the owner of the reversion immediately expectant upon the term that the Tenant will punctually pay the rents and other sums payable under these presents and will perform and observe the Tenant's covenants and conditions contained in these presents and the Surety will indemnify and keep indemnified the Landlord against all losses expenses costs claims or damages arising by reason of any non-payment of such rents and other sums and any breaches of such covenants and conditions PROVIDED THAT any neglect or forbearance of the Landlord in enforcing any payment covenant or condition or any disclaimer of this Deed by a liquidator or trustee in bankruptcy shall not release or in any way affect the liability of the Surety under this clause

6.2 IT IS HEREBY AGREED AND DECLARED that the covenant on the part of the Surety contained in Clause 6.1 shall remain in full force and effect during any extension of the term under the provisions of the Landlord and Tenant Act 1954

6.3 In the event of the Tenant becoming bankrupt or entering into liquidation whether compulsory or voluntary and the trustee in such bankruptcy or the liquidator disclaiming this Deed the Surety will take from the Landlord but only if required by the Landlord by written notice to the Surety within three months after such disclaimer a grant of another lease of the demised premises for the residue of the term unexpired at the date of such disclaimer at the same rents reserved by these presents (including any revised rent determined under the Third Schedule hereto) and subject to the like covenants conditions and provisos as are contained in these presents but so that the times at which:

         6.3.1    the Landlord shall be entitled to revise the rent and

         6.3.2 the demised premises are to be decorated shall be the same times respectively as are specified in these presents and the Surety on the execution of such further Lease will execute and deliver to the Landlord a Counterpart thereof and will pay the Landlord's reasonable costs in respect thereof

6.4      IT IS HEREBY AGREED AND DECLARED that:

         6.4.1 This Clause 6 shall remain in full force and effect notwithstanding any disclaimer of this Deed by a trustee in bankruptcy or liquidator and

         6.4.2 the Surety shall be liable hereunder to the Landlord as if the Surety was a principal debtor in respect of such liabilities

         6.4.3 (for the avoidance of any doubt) this Clause 6 shall be and is part of these presents and is not a contract collateral thereto nor is it to be construed as such AND THE SURETY HEREBY EXPRESSLY ACKNOWLEDGES that it shall be bound by the terms of this Clause 6 to the Landlord and to each and every person who shall be from time to time the owner of the reversion immediately expectant on the term (as if each and every such person had been made a party to this Lease and a separate and independent covenant had been given by the Surety to each and every such person AND THE SURETY HEREBY FURTHER EXPRESSLY ACKNOWLEDGES that each such person shall have the benefit of and shall be entitled to enforce each and every part of this Clause 6 notwithstanding the fact that either the benefit of this Clause 6 has not been expressly assigned to the person seeking to enforce it (or the relevant part of it) or that if the said benefit has been expressly assigned that no notice of any assignment has been given to or received by the Surety

         6.4.4 the Surety hereby irrevocably acknowledges that notice of any assignment of the benefit of this Clause 6 shall be deemed validly served if sent to or left at the demised premises whether or not it is likely that the Surety would receive the same or in fact does receive the same

IN WITNESS whereof the parties hereto being companies have hereunto caused their respective Common Seals to be affixed to this deed

                               THE FIRST SCHEDULE

                                     PART I

                                 (the Building)


ALL THAT Building known as The Quorum, Barnwell Drive, Cambridge of which the demised premises form part shown for the purposes of identification on the plan number 1 attached and thereon edged in blue


                                    PART II.

                             (the demised premises)


ALL THAT area on the Second floor of the Building and known as Suite 240/250 The Quorum, Barnwell Drive, Cambridge with a net internal floor area of 6545 square feet shown for the purposes of identification on plan number 2 attached and thereon edged in red and for the avoidance of doubt the demised premises shall include: -

(i)      all non-loadbearing walls wholly within the demised premises

(ii) one half (severed vertically) of all non-leadbearing walls separating the demised premises from any other part of the Building

(iii) all plaster or other decorative finish applied to any wall bounding the demised property and not falling within (i) or (ii) above or applied to any column or loadbearing wall within the demised premises

(iv) the whole of all doors door frames door furniture and glass in the doors windows window frames window sills window furniture bounding the demised premises

(v) all ceilings bounding the demised premises including the suspended ceiling and supports to the extent of the finishes to the soffit or underside of the roof lining sheet where under a roof but not the structure

                      [MOLONEY & RHODES/THE QUORUM PLAN 1]

                            [VESTEY ESTATES LIMITED]

                               [STAMP ILLEGIBLE]

                                     [SEAL]

                              [FIRST FLOOR PLAN 2]

                            [VESTEY ESTATES LIMITED]

                                [STAMP ILLEGIBLE]

                                     [SEAL]

(vi) all floors to the extent of the screeds and the finishes of the concrete sub-floor but not the structure including the raised floor and supports and floor boxes providing electricity and telecommunications services

(vii) all conducts pipes drains channels watercourses sewers wires cables electrical heating water and sanitary apparatus glass plant machinery and appurtenances of whatsoever nature belonging to and/or exclusively serving the demised premises


                              THE SECOND SCHEDULE

                                     PART l

                             (rights and benefits)


Subject to the prior payment by the Tenant of all money and rents due hereunder discharge of all the liabilities of the Tenant and observance of all the Tenant's covenants herein contained and so that such payment discharge and observance shall be and continue to be a condition precedent to the entitlement of the Tenant to use and enjoy all of the rights contained herein to the intent that and with the effect that no such rights contained herein shall accrue at any time that the Tenant is in breach of its obligations in respect of any such payment and/or discharge and/or observance:

1.1 The full free and uninterrupted passage and running of water soil gas and electricity mains water electric computer and telecommunication services and all other services to and from the demised premises through and along all conduits pipes drains channels watercourses sewers wires and cables which are or may hereafter during the term be in or over or under any other part of the Building or the Estate or adjoining or neighboring property of the Landlord

2.1 The right to park 29 private passenger motor vehicles belonging to the Tenant or the Tenant's staff or the Tenant's visitors in the designated car parking spaces shown numbered 22 to 30 inclusive 34 to 39 inclusive and 44 to 57 inclusive on the plan attached The Landlord however reserves the right during the term to designate suitable alternative parking spaces for the Tenant on the Estate in respect of car parking spaces numbered 44 to 48 inclusive

3.1 The right to park one private passenger motor vehicle in the car parking space designated by the Landlord for the parking of visitors vehicles or vehicles belonging to disabled staff shown numbered 177 on the plan attached or such other parking space as may be agreed by the Landlord and the Tenant

4.1 The right to connect to electrical and television aerial cabling and to connect to water drainage ventilation and telecommunications services located in the service duct risers with the prior written consent of the Landlord PROVIDED THAT in the event such consent is granted the Tenant shall cause as little inconvenience as possible to the Building in the exercise of this right and shall make good as soon as reasonably possible any damage thereby occasioned

5.1 The Tenant shall have the right to allow his employees or visitors to stand pedal cycles within any available space in the cycle shed on the Estate

6.1 The right in common with the Landlord and others having the like right:-

         6.1.1 to pass and repass with or without vehicles at all times and for all purposes connected with the use of the demised premises (but not otherwise) over the roadways footpaths pavements courtyards and entrances on the Estate provided that vehicles shall not be permitted at any time (save in the case of emergency) to obstruct or enter the Building courtyard

         6.1.2 to pass and repass through the entrances to the Building marked QII and QIII on the plan and to use the lifts staircases and landings for all purposes connected with the use of the demised premises PROVIDED THAT the lifts in the Building shall be used for the carriage of passengers and their hand luggage only and the Landlord shall not be liable for any loss or damage caused by any temporary failure of the lifts

         6.1.3 to use the toilet facilities including the disabled toilets on the Second floor of the QII and QIII of the Building

         6.1.4 to enter on 48 hours written notice the service riser duct to carry out any necessary repairs or connections for which the Tenant is responsible and making good any damage thereby occasioned in exercise of this right

         6.l.5    to use and enjoy any landscaped areas on the Estate

7. The Tenant shall have the right of support shelter and protection for the demised premises from the remainder of the Building as enjoyed at the date hereof

                                    PART II

                (exceptions and reservations and other matters)

1.1 The full free and uninterrupted passage and running of water soil gas and electricity mains water and all other services from and to all other parts of the Building and any neighboring adjoining or adjacent land and premises now or at any time hereafter during the term belonging to the Landlord or any Superior Landlords through and along all conduits pipes drains channels watercourses sewers wires and cables which are or may hereafter during the term be in or over or under the demised premises

2.1 Full free and unrestricted right for the Landlord to enter the demised premises for the purpose of access to the service riser duct upon giving reasonable notice (save in the case of an emergency where immediate access is required)

3.1 The right to build on develop deal with and use any other part of the Building or any adjoining or neighboring property retained by the Landlord in such manner as the Landlord thinks fit even though the amenity of the demised property or the access of light or air thereto may be lessened thereby and without making any compensation to the Tenant PROVIDED THAT the demised premises shall not thereby be rendered incapable for the use permitted in this Lease

4.1 The right at reasonable times and on reasonable notice (except in emergency) to enter the demised premises as provided in clauses 3.13 and 3.14 hereof

5.l The right for the Landlord to place notices "To Let" or "For Sale" on any part of the Estate

6.1 All liberties privileges easements quasi-easements rights benefits and advantages over the demised premises now or from time to time enjoyed or intended to be enjoyed by any premises now or at any time belonging to the Landlord or any Superior Landlord

7.1 Easements rights and privileges over the demised premises corresponding to those expressly granted to the Tenant over the other parts of the Building

8.1 The right at reasonable times and on reasonable notice (except in emergency) to enter the demised premises for the purpose of inspecting maintaining repairing replacing and cleansing all the plant and machinery of whatever nature located in the roof void above the demised premises together with a corresponding right to have access to the roof void itself by removing the ceiling of the demised premises as appropriate forthwith making good all damage thereby occasioned.

9.1      The right for the Cambridge City Council and the Anglian Water

         Authority or other Authority, Body, Company or person exercising statutory powers to enter the demised premises (if appropriate) on giving reasonable notice in writing (except in the case of an emergency) and to carry out works for the purpose of inspecting, maintaining, cleansing, repairing or renewing the public foul and surface water sewers and if necessary in accordance with the statutory powers and obligations for the time being of the persons exercising such right provided that in the event of the exercise such right by Cambridge City Council there should be no obligation on the Cambridge City Council to pay compensation to the Tenant or to any other person save as such as Cambridge City Council is required by statute to pay notwithstanding any contract to the contrary


                               THE THIRD SCHEDULE
                                    (rents)

1.1 In this Schedule the following expressions shall have the meanings hereby assigned to them namely:

         1.1.1 "the first rent period" shall mean the period beginning on the date of commencement of the term and ending on the 24th day of December 1998

         1.1.2 "the subsequent rent periods" shall mean the periods commencing on the 25th day of December in the years 1998 and 2003 and ending on the 24th day of December in the year 2003 and 2008 respectively

         1.1.3 "the appropriate date" shall mean the date of commencement of each of the subsequent rent periods as appropriate

         1.1.4 "the rack rental value" shall mean the yearly rent for which the demised premises might reasonably be expected to be let on the appropriate date with vacant possession in the open market by a willing landlord to a willing tenant for a term equal to a term of 15 years computed from the appropriate date upon the terms and conditions of these presents (but save as to the rent hereby reserved and upon the supposition (if not a fact) that the Landlord and the Tenant have complied with all the covenants and conditions on their respective parts herein contained and that the demised premises are suitable and ready for immediate occupation and use and that the Tenant shall pay the rent therefor immediately from the appropriate date without receiving any rent free period capital payment rates free period or other incentive or concession (in this Schedule referred to as "a Rent Concession") and there being disregarded

                  1.1.4.1 any effect on rent of the fact that the Tenant or the Tenant's predecessors in title have been in occupation of the demised premises or any part thereof

                  1.1.4.2 any goodwill attaching to the demised premises by reason of the carrying on thereat of the particular trade or business of the Tenant

                  1.1.4.3 any effect on rent of any improvement carried out by the Tenant to the demised premises or any part thereof at the Tenant's own expense in accordance with the terms of these presents otherwise than in pursuance of an obligation to the Landlord

                  1.1.4.4 any effect on rent of the fact that either a Rent Concession was given to the Tenant at the commencement of the Term and/or that a Rent Concession would be reasonably likely to be given to a lessee taking a lease similar to this Lease at the appropriate date

                  1.1.4.5 any works carried out to the demised premises by the Tenant or any sub-tenant or any person authorized by either of them which have diminished the rental value of the demised premises

                  1.1.4.6 any enactment referred to in paragraph 6.1 of this Third Schedule

                  1.1.4.7 any obligation upon the Tenant whatsoever to reinstate the demised premises or any part thereof to a condition in which the demised premises or any part thereof were in prior to any alterations being carried out thereto

                  1.1.4.8 the fact that the Landlord shall have the option of charging Value Added Tax on rents payable hereunder whether or not such option shall have been exercised and in particular if the Landlord shall have elected to charge VAT on rents payable hereunder disregarding any diminution in the rental value of the demised premises arising from the fact that Value Added Tax is payable upon the rents payable hereunder

         1.1.5 "the Appointed Surveyor" shall mean a surveyor agreed upon in writing by the Landlord and the Tenant and in default of such agreement within one month after the expiry of the period referred to in paragraph 3.1 of this Schedule a chartered surveyor (who shall so far as practicable be a chartered surveyor with previous experience of lettings of properties of the nature of and in the same locality as the demised premises) nominated by the President of the Royal Institution of Chartered Surveyors upon the application of either the Landlord or the Tenant made at any time

2.1      The rent payable under this Deed for the demised premises shall be:

         2.1.1 For the period from the date hereof until the 8th day of January 1994 the sum of a peppercorn (if demanded)

         2.1.2 For the period from 9th January 1994 until 24th December 1996 in the first rent period rent at the yearly rate of Fifty Thousand Pounds (British Pound Sterling 50,000.00)

         2.1.3 For the period from 25th December 1996 until the end of the first rent period at the yearly rate of Sixty Five Thousand Pounds (British Pound Sterling 65,000.00)

         2.1.4 During each of the subsequent rent periods a yearly rent equal to the yearly rent payable immediately preceding the date of commencement of the subsequent rent period in question or (if greater) a sum equal to the rack rental value of the demised premises on the appropriate date

3.1 If the Landlord and the Tenant shall not have agreed the rack rental value before the appropriate date (or by such later date as may be agreed in writing by the Landlord and the Tenant) the rack rental value shall be determined by the Appointed Surveyor

4.1 The determination of the rack rental value by the Appointed Surveyor who shall act as an expert shall be final and binding on the Landlord and the Tenant and the fees of the Appointed Surveyor shall be borne by the Landlord and the Tenant in equal shares or as he may direct

5.1 If the revised rent payable in the subsequent rent periods has not been ascertained by the appropriate date rent shall continue to be payable at the yearly rate previously payable such payments being on account of the rent for that subsequent rent period

5.2 If on the appropriate date the rack rental value shall not have been agreed or determined as aforesaid then within 14 days after the date when the same has been agreed between the parties or the date upon which the award of the Appointed Surveyor shall be received by one party the Tenant shall pay to the Landlord:

         5.2.1 any shortfall between the rent which would have been paid on the appropriate date and on any subsequent quarter days had the revised rent been ascertained on or before the appropriate date and the payments made by the Tenant on account; and

         5.2.2 interest at the base lending rate of National Westminster Bank plc (or such other designated rate as shall be substituted therefor by National Westminster Bank plc and in force at the date of commencement of the period in respect of which any payment of interest accrued is due under this paragraph) on the shortfall from the appropriate date to the date of payment thereof and if not so paid shall be recoverable as rent in arrear

6.1 If on the appropriate date there shall be in force any enactment (which expression includes any Act of Parliament now or hereafter in force as well as any instrument regulation or order made thereunder or deriving validity therefrom) which shall relate to the control of rents and which shall restrict, interfere with or affect the Landlord's right to revise the rent hereby reserved in accordance with the terms hereof or to recover the whole or any part of such revised rent then the Landlord shall be entitled once following each removal or modification of such enactment to serve notice (hereinafter called an "Interim Notice") upon the Tenant and from and after the date of service of such Interim Notice until the next appropriate date or the Service of the next Interim Notice or the determination of this Deed (whichever shall first occur) the yearly rent payable under this Deed shall be increased to whichever is higher of the rack rental value at the date of service of the Interim Notice or the yearly rent payable immediately prior thereto and the provisions of this Schedule shall apply accordingly mutatis mutandis with the substitution of the said date of service for the relevant appropriate date

7.1 If and when the rack rental value has been agreed or determined as aforesaid the Landlord and the Tenant shall forthwith annex memoranda on this Deed and the Counterpart thereof recording such agreement or determination

8.1 For the avoidance of doubt it is hereby expressly agreed that the service of the notice more particularly described in clause 5.8.1 and
         5.8.2 hereof shall not make time of the essence in relation to any notices served pursuant to this schedule


                              THE FOURTH SCHEDULE

1. In this schedule the following expressions have the following meanings:

         (a) "financial year" means a period of twelve months ending on 24th December in each year

         (b)      "the specified percentage" means 10.69706 per cent

         (c) "the service costs" means the total sum computed in accordance with clauses 5, 6 and 7 of this schedule

         (d) "the service charge" means the specified percentage of the service costs except that in the first five years of the term the service charge shall be as specified in clauses 4.1 and 4.2

         (e) "the expert" means a professionally qualified surveyor or accountant (who may be a person employed by the Landlord)

2. The Tenant covenants with the Landlord to pay the service charge during the term by equal payments in advance at the times at which and in the manner in which rent is payable pursuant to this Underlease

3. The service costs in respect of any financial year shall be calculated not later than the beginning of the financial year in question

4.1 For the first year of the Term (commencing on the date hereof) the service charge payable by the Tenant shall be British Pound Sterling 11,455 ("the initial service charge")

4.2 From the 27th day of July 1994 to the end of the fifth year of the term the service charge payable shall be the initial service charge increased by the percentage rise (if any) in the Index of Retail Prices published by the Department of Employment or any successor Ministry or Department when the last published index figure is compared with the index figure for the year earlier PROVIDED that in the event that if the basis for compilation of the said Index shall be substantially amended or the Index shall no longer be in existence then the parties hereto may substitute such Index as they shall agree and in the event of no agreement being reached such Index as shall be decided by a Surveyor appointed by agreement between the parties or in the event that no agreement can be reached within twenty eight days of the dispute arising then on the application of either party to the President for the time being of The Royal Institute of Chartered Surveyors who shall have full power to determine the matter and award costs

5.       The service costs shall consist of a total sum equal to:-

         (a) the expenditure reasonably estimated by the expert as likely to be properly incurred by the Landlord in the financial year in question in connection with the items specified in clause 6 of this schedule together with

         (b) an appropriate amount as a reserve for or towards such of the items specified in clause 6 as likely to give rise to expenditure only once during the then unexpired term thereof or at intervals of more than one year PROVIDED THAT such

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
                  anticipated future expenditure to be incurred shall be in respect of the replacement or renewal of major items of plant and equipment only or the decoration of the exterior and common parts of the Building and the Landlord shall not be entitled to make such fair and reasonable provision for such expenditure if it is anticipated that the expenditure will be incurred by the Landlord during the last year of the term or at any time after the expiration of the term PROVIDED FURTHER THAT the Certificate of the expert as to the amount of the service cost in any accounting period shall indicate whether or not the Landlord has established and is maintaining any fund pursuant to this paragraph and shall further provide full details of any such fund or funds and PROVIDED FURTHER THAT all sums received by the Landlord pursuant to this paragraph shall be credited to an account separate from the Landlord's own money and shall be held by the Landlord upon trust during the period of the term plus one year (which shall be the perpetuity period applicable to these provisions) for the persons who from time to time shall be tenants of the Building to apply the same together with the interest earned thereon for the purposes set out in this paragraph and at the expiry of such period any such sums unexpended shall be paid to the persons who shall then be the tenants of the Building in equal shares to the percentage which the service costs payable by each Tenant respectively bears to the total of all the service costs payable by the tenants of the Building PROVIDED FURTHER THAT where any expenditure is to be incurred on any such item in the financial year to which the said estimate relates the expert shall in computing the said total sum give credit for the amount then standing to the credit of the reserve in respect of the item in question

6.       The items to be included in the service costs are the following:-

         (a) the costs of and incidental to the carrying out by the Landlord of any work in pursuance of any requirement of any Act of Parliament or of any local or public authority relating to the Building and or the common parts and/or the Estate

         (b) the amount of any rates taxes assessments or outgoings of any nature whatsoever payable in respect of the common parts of the Building and/or the Estate and paid by the Landlord during the term

         (c) the reasonable and proper cost of employing porters cleaners and other staff of a like nature (including the cost of uniforms bonuses national insurance contributions pensions) for the maintenance and general running and management of the Building and the Estate and (where the Landlord provides accommodation for such persons) an amount equal to a fair rent for such accommodation and any rates payable thereon

         (d) the reasonable and proper cost of preparing accounts and certificates relating to the calculation of the service costs or the service charge

         (e) the cost of employing managing agents in respect of the Building and the Estate

         (f) The reasonable and proper costs and expenses incurred in connection with the maintenance repair renewal overhaul modernization insurance and running of the plant and machinery within the Building and/or the Estate including but without prejudice to the generality the heating boilers lifts ventilation central heating system hot and cold water systems fire alarm system lightening conduct or any electrical plant

         (g) The costs and expenses reasonably and properly incurred in connection with the maintenance repair renewal rebuilding alteration cleaning lighting and decorating of the common parts of the Building including but without prejudice to the generality the entrance halls communal doors entrance lobbies corridors passages staircases fire escape staircases sanitary apparatus fire fighting appliances external window glass toilets and cleaning store rooms

         (h) The reasonable and proper costs and expenses incurred in connection with the maintenance repair renewal rebuilding alteration cleaning and decorating of the exterior and the structure (including the roofs and foundations) of the Building

         (i) the reasonable and proper costs and expenses payable in respect of making rebuilding renewing repairing maintaining decorating lighting and cleansing all party walls fences and structures all footpaths car parks landscaped areas (internal and external) roads the cycle shed the refuse store building the service building fountain courtyard in the Building and/or the Estate and all conduits pipes drains channels watercourses sewers wires and cables and other things used or capable of being used in common by the occupiers of the Building and/or the Estate or any part thereof and the occupiers of any adjoining or neighboring premises

         (j) The reasonable and proper cost of providing such other services and exercising such other works and doing such other matters and things as the Landlord shall reasonably consider appropriate for the benefit of the lessees of the Building and/or the Estate

7. As soon as practicable after the end of each financial year the expert shall determine and certify the amount by which the estimate referred to in paragraph (a) of clause 5 of this schedule exceeds or falls short of the actual expenditure incurred by the Landlord in respect of the items specified in clause 6 in the financial year in question (giving credit for any amount applied from the reserve in payment of items of expenditure incurred during that year) and shall supply the Tenant with a copy of the certificate together with an itemized breakdown of the calculation thereof

8. Within twenty-one days of the receipt by the Tenant of the said certificate the Tenant shall pay to the Landlord the specified percentage of the deficiency or as the case may be the Landlord shall repay to the Tenant the specified percentage of the excess

9. If in the reasonable opinion of the expert it is equitable to do so he may increase or decrease the specified proportion

10. Any dispute arising out of the provisions of this clause shall be referred to the decision of a single arbitrator to be appointed on the application of either party by the President for the time being of the Royal Institution of Chartered Surveyors whose decision shall be final but this sub-clause shall not confer upon the Tenant the right to challenge the amount of the total sum computed under clause 5(a) of this clause

11. The Tenant shall be entitled to inspect all invoices receipts and vouchers in respect of the service costs


                               THE FIFTH SCHEDULE

Regulations for the conduct of the Building:-

1.1 The Landlord or the Landlord's Agents or staff shall be at liberty to refuse to any person access to the Building if they shall think that such refusal is for the benefit of the Tenants or occupants of the Building

2.1 The Tenant is not entitled to use the lifts for the carriage of articles likely to cause damage to the lifts or the Building and the Landlord or the Landlord's Agents or staff shall be at liberty to refuse permission to use the passenger lifts for the carriage of any goods whatsoever if this shall interfere with the convenience of the other Tenants or occupants of the Building or be likely to cause damage to the passenger lifts or the Building

3.1 The Tenant is not permitted to place deposit store or abandon any goods articles or rubbish whatsoever in the common parts of the Building

4.1 The Tenant shall not misuse the toilet facilities and lifts and in particular shall not empty tea leaves or coffee grounds down the sinks or deposit matter in the toilets likely to cause a blockage

5.1 The Tenant shall not be entitled to erect nameboards or display notices in the common parts of the Building but each Tenant may have one entry only in respect of the tenancy on the Landlord's nameboard in the entrance lobby of the Building by arrangement with the Landlord's Agents. The Landlord reserves the right to vary the position of any Tenant's nameboard and to rearrange the disposition of the lettering thereon but will not exercise such right in a manner which would prejudice the visibility of the Tenant's nameboard nor without first consulting the Tenant. Nameboards or display notices or lettering on the entrance door or subsidiary entrance door of the demised premises must conform to the standard design for the Building and no signage in any form shall be erected without the prior written consent of the Landlord or the Landlord's Agent

6.1 Any services rendered to a Tenant by staff employed by the Landlord other than services referred to in the Fourth Schedule hereto are to be deemed special services for which and for the consequences of which that Tenant shall be entirely responsible and the Tenant shall not be entitled to any services from such staff which may in any way interfere with the performance of their duties to the Landlord or the Landlord's Agents

7.1 The Tenant shall not play or permit or suffer the playing of any musical instrument or the use of any radio television record-player or other similar device for the reproduction of any music or sound on or in the demised premises so as to be audible outside the demised premises

8.1 Any unloading or loading for or by the Tenant shall require the prior written approval of the Landlord such approval may be restricted to such activity taking place outside of normal working hours

                               THE SIXTH SCHEDULE

1. Entry number 2 of the Charges Register of Land Certificate Title Number CB116559

2. Entry number 2 of the Charges Register of Land Certificate Title Number CB193633



THE COMMON SEAL OF VESTEY      )                       [SEAL]
ESTATES LIMITED was hereunto   )
affixed in the presence of:-   )

/s/ Illegible                  Director


/s/ Illegible                  Secretary